EXHIBIT 99.1

                           BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE

FOR IMMEDIATE RELEASE
November 13, 2008

BLUE DOLPHIN ENERGY COMPANY REPORTS THIRD QUARTER RESULTS

Houston,  November 13 /  PRNewswire / -- Blue Dolphin  Energy  Company  (NASDAQ:
BDCO) ("we" or "our"), an independent oil and gas company with operations in the Gulf of Mexico, today released financial results for the three and nine month periods ended September 30, 2008.

For the three months ended September 30, 2008, we reported a net loss of $442,737 on revenues of $681,279 compared to a net loss of $238,148 on revenues of $785,588 for the three months ended September 30, 2007. The increase in net loss and reduction in revenues were primarily attributable to the impact of Hurricane Ike. As a result of Hurricane Ike, from September 13, 2008 forward, our oil and gas wells have been shut-in and our pipeline transportation revenues were significantly reduced. Although pipeline transportation revenues returned to pre-Hurricane Ike levels in early October, our oil and gas production remains shut-in due to downstream third-party onshore infrastructure damage. We experienced minimal physical damage to our assets; our pipeline and shore facilities are fully operational. Our oil and gas production is not expected to resume until late in the fourth quarter of 2008 or early first quarter of 2009.


                                      (In thousands, except per share amounts)
                                        Three Months Ended
                                           September 30,
                                       ---------------------      Net Change
                                         2008         2007       2008 vs 2007
                                       --------     --------    --------------

         Revenues                      $  681       $  786       $ (105)
         Net loss                      $ (443)      $ (238)      $ (205)
         Net loss per common share
           Basic                       $(0.04)      $(0.02)      $(0.02)
           Diluted                     $(0.04)      $(0.02)      $(0.02)


For the nine months ended September 30, 2008, we reported a net loss of $1,143,590 on revenues of $2,348,771 compared to a net loss of $1,341,821 on revenues of $2,261,511 for the nine months ended September 30, 2007. Despite the adverse impact of Hurricane Ike on both our oil and gas production and pipeline transportation revenues, our financial results reflect a reduction in the net loss for the nine months of 2008, primarily due to an increase in revenue from oil and gas sales and a decrease in pipeline operating expenses.


                                      (In thousands, except per share amounts)
                                         Nine Months Ended
                                           September 30,
                                       ---------------------      Net Change
                                         2008         2007       2008 vs 2007
                                       --------     --------    --------------

         Revenues                     $ 2,349       $ 2,262       $   87
         Net loss                     $(1,144)      $(1,342)      $  198
         Net loss per common share
           Basic                      $ (0.10)      $ (0.12)      $(0.02)
           Diluted                    $ (0.10)      $( 0.12)      $(0.02)

There  are  currently   11,654,207   shares  of  our  common  stock  issued  and
outstanding.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate and production of oil and gas. For further information visit the Company's website at http://www.blue-dolphin.com.

Investor Relations Contact:
---------------------------
William J. Dale
Chief Financial Officer
713-568-4727

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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